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                                   EXHIBIT 19



ONYX ACCEPTANCE GRANTOR TRUST 1996-1
5.40% AUTO LOAN PASS-THROUGH CERTIFICATES                              18-Dec-96

Collection Period Beginning on:        11/01/96
Collection Period Ending on:           11/30/96
Distribution Date:                     12/16/96

    1 Original Pool Balance                                                                                     $100,499,912.72
    2 Collection Period Beginning Pool Balance                                                                   $68,984,892.56
    3 Collection Period Beginning Pool Balance Factor                                                                  0.686417

      COMPUTATION OF COLLECTION ACCOUNT AMOUNTS AVAILABLE FOR DISTRIBUTION
    4 Total Collections from Obligors                                          01-Nov-96 to  30-Nov-96            $3,191,393.38
    5 Full Prepayments through first 5 business days of current month                                                217,298.57
    6 Full Prepayments included in Prior Collection Period                                                           259,702.47
    7 Partial Prepayments deposited to PayAhead Acct                                                                       0.00
    8 Amounts Withdrawn from PayAhead Acct & Deposited to Collection Acct                                              2,440.79
    9 Yield Supplement Amount to be Deposited to Collection Account                                                        0.00
   10 Net Liquidation Proceeds on Defaulted Contracts                          01-Nov-96 to  30-Nov-96               145,242.75
   11 Net Liquidation Proceeds first 5 business days of current month                                                      0.00
   12 Net Liquidation Proceeds included in Prior Collection Period                                                         0.00
   13 Net Insurance Proceeds                                                                                               0.00
   14 Net Insurance Proceeds first 5 business days of current month                                                        0.00
   15 Net Insurance Proceeds included in Prior Collection Period                                                           0.00
   16 Aggregate Amount of Repurchased Contracts                                                                        9,874.97
   17 Reinvestment Earnings on Funds in Collection Acct                        01-Nov-96 to  30-Nov-96                 8,442.76
                                                                                                                ---------------

   18 COLLECTION ACCOUNT AMOUNTS AVAILABLE  (4+5-6-7+8+9+10+11-12+13+14-15+16+17)                                 $3,314,990.75

      COMPUTATION OF CERTIFICATE ENDING POOL BALANCE
   19 Collection Period Beginning Pool Balance                                                                   $68,984,892.56
   20 Scheduled Principal Decline (recomputed actuarial)                                                           1,309,386.49
   21 Full Prepayments                                                         08-Nov-96 to  30-Nov-96             1,032,625.10
   22 Full Prepayments through first 5 business days of current month                                                217,298.57
   23 Defaulted Contracts  (Liquidated Proceeds received)                      08-Nov-96 to  30-Nov-96               250,136.26
   23aDefaulted Contracts  (Liquidated Proceeds received) thru 1st 5 business days of current month                        0.00
   24 Defaulted Contracts  (4 or more periods. Liquidated Proceeds not received)                                           0.00
   24aDefaulted Contracts  (4 or more periods. Liquidated Proceeds not received) thru
        1st 5 bus. days of current mo.                                                                                     0.00
   25 Repurchased Contracts                                                                                            9,874.97
                                                                                                                ---------------

   26 CERTIFICATE ENDING POOL BALANCE (19-20-21-22-23-23A-24-24A-25)                                             $66,165,571.17
      CERTIFICATE ENDING BALANCE POOL FACTOR                                                                           0.658364

   27 PRINCIPAL DISTRIBUTION AMOUNT  (19-26)                                                                      $2,819,321.39

      DISTRIBUTIONS FROM COLLECTION ACCOUNT
   28 Principal Distribution Amount                                                                               $2,819,321.39
   29 Interest Distribution Amount  (5.4%/12)                                                                        310,432.02
   30 Servicing Fee Payable to Servicer (1.0%/12)                                                                     57,487.41
   31 Surety Fee Payable to Surety (0.15%/360 * Days in Collection Period)                                             8,623.11
   31aReinsurance Fee Payable to Surety (2.00%/360 * Days in period * (lesser of
        $2,009,998.25 or 41-43)                                                                                          297.05
   32 Reinvestment Earnings Payable to Finco                                                                           8,442.76
                                                                                                                ---------------

   33 TOTAL DISTRIBUTIONS FROM COLLECTION ACCOUNT   (28+29+30+31+31A+32)                                          $3,204,603.74

   34 TOTAL EXCESS SPREAD AVAILABLE FOR DEPOSIT TO SPREAD ACCOUNT   (18-33)                                         $110,387.01

      SPREAD ACCOUNT RECONCILIATION
   35 Initial Deposit                                                                                                   $100.00
   36 Deposits to Spread Account Prior Collection Periods                                                         $3,666,070.18
   37 Deposit to Spread Account this Collection Period    (34)                                                      $110,387.01
   38 Reinvestment Earnings on Funds in Spread Acct                            01-Nov-96 to  30-Nov-96               $15,147.36
   39 Draws from Spread Account Prior Periods                                                                             $0.00
                                                                                                                ---------------

   40 SPREAD ACCOUNT BALANCE     (35+36+37+38-39)                                                                 $3,791,704.55

   41 Required Spread Account Balance     (Max of 6% x (26) or 2% x (1) )                                         $3,969,934.27
   42 Draws from Spread Account this Collection Period   ((40 - 41) if positive,
        0 otherwise)                                                                                                      $0.00
   43 Spread Account Balance net of Draws this Collection Period    (40 - 42)                                     $3,791,704.55

      DELINQUENCY STATISTICS
   44 Number of Accts Delinquent 30 - 59 Days                                                                                68
   45 Number of Accts Delinquent 60 - 89 Days                                                                                37
   45aNumber of Accts Deliquent 90 Days and Over                                                                             57
                                                                                                                ---------------

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
   46 Total Number of Delinquent Accounts 30 Days and Over                                                                  162

   47 Aggregate Net Outstanding Balance of Delinquent Loans 30-59 days                                                 $772,582
   48 Aggregate Net Outstanding Balance of Delinquent Loans 60 - 89 days                                               $441,608
   48aAggregate Net Outstanding Balance of Delinquent Loans 90 days and over                                           $674,538
                                                                                                                 --------------
   49 Total Aggregate Net Outstanding Balance of Delinquent Loans   (44 + 45)                                        $1,888,729

   50 Policy Claim Amount                                                                                                 $0.00

      REPOSSESSION STATISTICS
   51 Number of Accounts in Repo Inventory @ Beginning of Collection Period                                                  50
   52 Number of Accounts Repossessed During Collection Period                                                                15
   53 Number of Repo'd Accounts Sold or Reinstated During Collection Period                                                  27
                                                                                                                             --
   54 Number of Accounts in Repo Inventory @ End of Collection Period                                                        38

   55 Aggregate Net Outstanding Balance of Accounts in Repo Inventory @ Beginning of Collection Period              $735,795.29
   56 Aggregate Net Outstanding Balance of Accounts Repossessed During Month                                         199,261.17
   57 Aggregate Net Outstanding Balance of Repo Accounts Sold or Reinstated During Month                             370,872.52
                                                                                                                 --------------
   58 Aggregate Net Outstanding Balance of Accounts in Repo Inventory @ End of Collection Period                    $564,183.94


      YIELD SUPPLEMENT ACCOUNT BALANCE
   59 Initial Deposit                                                                                                     $0.00
   60 Draws from Yield Supplement to Collection Account                                                                   $0.00
                                                                                                                 --------------

   61 Yield Supplement Account  Balance                                                                                   $0.00

      ACCOUNTS OUTSTANDING
   62 Original Accounts Outstanding                                                                                       8,407
   63 Remaining Number of Accounts Outstanding @  End of Collection Period                                                6,611

      NET YIELD
   64 Interest Collected on Contracts                                                                                851,822.58
   65 Interest Collected on Contracts - Prior Collection Period                                                    1,070,725.73
   66 Interest Collected on Contracts - Two Collection Periods Ago                                                   968,295.01
   67 Liquidated Contract Balances (less Liquidation proceeds)                                                       104,893.51
   68 Liquidated Contract Balances (less Liquidation proceeds) - Prior Collection Period                             217,207.41
   69 Liquidated Contract Balances (less Liquidation proceeds) - Two Collection Periods Ago                          115,214.53
   70 Interest Paid to Certificate Holders                                                                           310,432.02
   71 Interest Paid to Certificate Holders - Prior Collection Period                                                 325,208.67
   72 Interest Paid to Certificate Holders - Two Collection Periods Ago                                              338,219.32
   73 Servicing Fees Paid to Servicer                                                                                $57,487.41
   74 Servicing Fees Paid to Servicer - Prior Collection Period                                                      $60,223.83
   75 Servicing Fees Paid to Servicer - Two Collection Periods Ago                                                   $62,633.21
   76 Certificate Ending Pool Balance                                                                            $66,165,571.17
   77 Certificate Ending Pool Balance - Prior Collection Period                                                  $68,984,892.56
   78 Certificate Ending Pool Balance - Two Collection Periods Ago                                               $72,268,593.02

   79 NET YIELD                                                                                                            7.52%

      A.P.R. OF TRUST CONTRACTS
   80 Dollar Weighted A.P.R. of Contracts @ Cutoff Date                                                                   15.07%
   81 Dollar Weighted A.P.R. of Remaining Contracts in Trust as of End of Collection Period                               14.99%


      CREDIT LOSSES
   82 Gross Credit Losses during Collection Period  (23+23a+24+24a)                                                 $250,136.26
   83 Recoveries during Collection Period  (10+11-12)                                                                145,242.75
                                                                                                                 --------------

   84 NET CREDIT LOSSES DURING COLLECTION PERIOD   (82-83)                                                          $104,893.51

   85 CUMULATIVE NET CREDIT LOSSES                                                                                $1,260,724.29
   86 CUMULATIVE NET CREDIT LOSSES AS A PERCENT OF ORIGINAL CERTIFICATE BALANCE (85/1)                                     1.25%

   87 Remaining Weighted Average Maturity (Months)                                                                         42.9

       I certify that the computations reflected above for the collection period ended are accurate and have been prepared in accordance with the Pooling and Servicing Agreement dated January 1, 1996.

       By :______________________________________ Date: _______________
       Name: Don Duffy      Title: CFO